UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2002

BIOGAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-31479	58-1832055
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2315, Toronto, Ontario Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

        Registrant's telephone number, including area code (416) 214-3270

813 Beriault, Suite 203, Longueuil, Quebec, Canada
______________________________
(Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant.

       On July 19, 2002 we consummated the acquisition of certain assets of Hechi Industrial Co., Ltd. or Hechi.  During 1999, we negotiated an acquisition agreement relating to certain assets of Hechi, a Chinese mining company. The transaction with Hechi related to the formation of Guangxi Guanghe Metals Company Limited, or GGM, structured as a Cooperative Joint Venture Company under the laws of the People's Republic of China, or PRC. Pursuant to the agreement, GGM was formed on January 27, 2000 for the purpose of operating a copper smelter to produce blister copper and engaging in the mining and processing of non-ferrous metals in the Guangxi Province of China.

       Effective July 1, 2000, we entered into an asset purchase agreement with Hechi. The asset purchase agreement provided for our acquisition of certain of Hechi's assets, including Hechi's 9% interest in Gaofeng Mining Company Limited (which owns and operates the Gaofeng mine and processing facilities), 100% interest in the Wuxu Mine and ore processing facilities and 100% interest in the Hechi copper smelter, in exchange for 16,800,000 shares of our common stock and 31,300 shares of our Series A preferred stock. Under this agreement we were to hold a 92% equity interest and a 95% profits interest in these assets.

       On July 27, 2001, we were advised that the transactions contemplated under the original agreements were not in compliance with certain laws of the PRC and, therefore, void. Between the effective date of the acquisition agreement and prior to the determination that the transaction was void under the laws of the PRC, we believed that we had properly consummated the transaction with Hechi and, therefore, had focused corporate resources entirely upon managing the mining operations of Hechi and did not engage in any other business operations.

       Following discussion with Hechi and our U.S., Chinese and Canadian legal counsel, on July 19, 2002, we implemented our transaction with Hechi on a restructured basis, in compliance with Chinese legal requirements. Hechi and the Company implemented the revised structure for the acquisition by completing the following steps: (1) the Hechi shareholders established a wholly-owned British Virgin Islands corporation, Fushan Industrial Co. Ltd.; or Fushan, (2) Fushan established a British Virgin Islands corporation, Biogan International (BVI) Inc., or Biogan (BVI); (3) the company and Hechi terminated the Asset Purchase Agreement; (4) the company contributed its interest in GGM to Biogan (BVI) in exchange for a non-interest bearing demand promissory note in the principal amount of $1.7 million; (5) Hechi and the company amended and restated the agreement establishing GGM to provide for the replacement of the company by Biogan (BVI); and (6) Fushan and the company entered into a share exchange agreement dated July 19, 2002 pursuant to which the company acquired 100% of Biogan (BVI) in exchange for 16,800,000 shares of the company's common stock and 3,624,000 shares of the company's Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is convertible into 362,400,000 shares of our common stock following stockholder authorization of a reincorporation merger at the next special meeting of shareholders. Accordingly, as a result of these transactions, we acquired, as intended under the original transaction with Hechi, a 92% equity interest and a 95% profits interest in GGM in exchange for 78.4% of our voting capital stock (assuming the conversion of all of the shares of Series A Convertible Preferred Stock and all of the shares of our Series B Convertible Preferred Stock). Under the terms of our revised agreement with Hechi we have an additional obligation to contribute $7,300,000 to GGM by September 2003. In the event, we do not contribute the agreed to $7,300,000 to GGM by September 1, 2003 our equity interest in GGM will be proportionately reduced but will in no event be less than 70%. Our profits interest in GGM will remain fixed at 95% regardless of the amount and timing of our capital contributions.  In addition, under Chinese law, in the event a joint venture party fails to make an agreed to capital contribution the government may in certain cases revoke the joint venture license forcing the joint venture to begin winding-up proceedings. The joint venture parties may, in such cases, renegotiate the terms of the capital contribution subject to approval from the relevant authorities. For accounting purposes the transaction will be accounted for as a reverse takeover with Hechi treated as having acquired Biogan.

Item 2.     Acquisition or Disposition of Assets

       As a result of the transaction described in Item 1 above, the company acquired a 92% equity interest and a 95% profits interest in GGM. GGM holds a 9% interest in the Gaofeng mine, which is owned and operated by the Gaofeng Mining Company Limited. The Gaofeng mine is an operating polymetallic mine and ore processing facility in Guangxi Zhuang Autonomous Region of China, 85 kilometers northwest of the city of Hechi. The Gaofeng mine is a medium sized underground mine that produces an average of approximately 1000 tonnes/day of polymetallic ore. Ore production in the years 2000 and 2001 totaled 397,000 tonnes and 356,000 tonnes respectively. The mineral resources in the mine include tin, zinc, lead, antimony and silver. The Gaofeng Mining Company also owns and operates the Bali mineral processing mill which has a processing capacity of 350,000 tonnes/ year.

       The Wuxu mine, in which GGM holds a 100% interest, is a small scale underground mining operation located in the Latang-Shuilou area of China, 23 kilometers southwest of the city of Hechi. The Wuxu mine produces 100 tonnes/day of zinc-lead-antimony ore. Ore production in the years 2000 and 2001 totaled 15,974 tonnes and 17,000 tonnes respectively. The Wuxu mine, which is currently leased to a third party, also owns and operates the Wuxu mineral processing mill which has a processing capacity of 35,000 tonnes/ year.

       GGM also holds a 100% interest in the Hechi copper smelter. The Hechi copper smelter produces blister copper and comprises a blast furnace and a continuous horizontal converter. The annual production capacity of the smelter is 4,900 tonnes. The smelter also produces sulphuric acid which is sold in local markets.

       GGM is also engaged from time to time in the purchase and sale of concentrates as a part of its business activity. This activity consists of the purchase of base metal concentrates from small-scale mining operations and their resale to smelting and refining enterprises.

Item 5.     Other Events

       On July 16, 2002 the company's board authorized a reincorporation merger with HMZ Acquisition Corp, a Delaware corporation and wholly owned subsidiary of HMZ Metals Inc. a Canadian company. The reincorproation merger will be voted on by shareholders at the next meeting of shareholders. The reincorportation merger is for the purpose and will have the effect of changing the domicile of the company from Delaware to Canada.

Item 7.     Financial Statement and Exhibits.

              (a)        Financial Statements of Business Acquired-
                          To be filed by amendment to this Form 8-K within 60 days from the date hereof.

              (b)        Pro Forma Financial Information
                          To be filed by amendment to this Form 8-K within 60 days from the date hereof.

Exhibit

10.1	Share Exchange Agreement by and between the Registrant and Fushan Industrial Co. Ltd, dated as of July 19, 2002 (incorporated herein by reference to the Registrant's Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on August 2, 2002).

10.2	Joint Venture Agreement by and among Guangxi Guanghe Metals Co. Ltd., Hechi Industrial Co. Ltd. and Biogan (BVI) International Inc. dated as of July 19, 2002 (incorporated herein by reference to the Registrant's Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on August 2, 2002).

99.1	Press Release dated July 22, 2002.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGAN INTERNATIONAL, INC.

Date: August 2, 2002	By: /s/ GILLES LAVERDIERE
Name: Gilles Laverdiere Title: Vice Chairman and Chief Executive Officer